EXHIBIT 16
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Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
May 10, 2002


Dear Sir/Madam:

We have read the first four (4) paragraphs of Item 4 included in the Form 8-K dated May 10, 2002, of INT Media Group, Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                             Very truly yours,


                                             /s/Arthur Andersen LLP
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                                             Arthur Andersen LLP